UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2026

RISE GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

345 Crown Point Circle, Suite 600
 Grass Valley, California, United States 95945
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (530) 271-0679

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In its September 16, 2025 press release, Rise Gold Corp. ("Rise Gold" or the "Company") announced that Nevada County, Rise Gold, and the Superior Court of California for the County of Nevada (the "Court") agreed to a schedule that anticipated that oral arguments concerning Rise Gold's Writ of Mandamus would be held on January 9, 2026. On January 8, 2026, the Court on its own initiative delayed the oral arguments until March 6, 2026. Additional details are provided in the news release issued by the Company on January 9, 2026, a copy of which is filed herewith as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated January 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 9, 2026

RISE GOLD CORP.

/s/ David Watkinson
David Watkinson
President and CEO